Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Menderes Akdag, and I, Bruce S. Rosenbloom, each certify to the best of our knowledge, based upon a review of the Annual Report on Form 10-K for the year ended March 31, 2016 (the “Report”) of PetMed Express, Inc. (the “Registrant”), that:

(1)	the Report fully complies with the requirements of S ection 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report, fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 24, 2016

By:	/s/ Menderes Akdag
Menderes Akdag
Chief Executive Officer and President

By:	/s/ Bruce S. Rosenbloom
Bruce S. Rosenbloom
Chief Financial Officer